Exhibit 99.1        Press Release dated July 22, 2024

SIMPSON MANUFACTURING CO., INC. ANNOUNCES 2024 SECOND QUARTER FINANCIAL RESULTS

Pleasanton, CA – July 22, 2024

●	Net sales of $597.0 million
●	Income from operations of $132.2 million, resulting in operating income margin of 22.1%
●	Net income per diluted share of $2.31
●	Repurchased $50.0 million of common stock during the quarter

Simpson Manufacturing Co., Inc. (the “Company”) (NYSE: SSD), an industry leader in engineered structural connectors and building solutions, today announced its financial results for the second quarter of 2024. Refer to the “Segment and Product Group Information” table below for additional segment information (including information about the Company’s Asia/Pacific segment and Administrative and All Other segment).

All comparisons below (which are generally indicated by words such as “increased,” “decreased,” “remained,” or “compared to”), unless otherwise noted, are comparing the quarter ended June 30, 2024, with the quarter ended June 30, 2023.

2024 Second Quarter Financial Highlights

•Consolidated net sales of $597.0 million decreased 0.1% from $597.6 million.
◦North America net sales of $463.0 million decreased 0.5% from $465.5 million on relatively flat sales volumes.
◦Europe net sales of $129.9 million increased 1.6% from $127.8 million, primarily due to higher sales volumes, partly offset by price decreases in some regions as well as the negative effect of approximately $0.7 million in foreign currency translation.

•Consolidated gross profit of $278.5 million decreased 3.1% from $287.5 million. Gross margin decreased to 46.7% from 48.1%.
◦North America gross margin decreased to 50.0% from 51.2%, primarily due to higher warehouse and freight costs, as a percentage of net sales, partially offset by efficiency gains in the factories.
◦Europe gross margin decreased to 35.4% from 37.4%, primarily due to higher labor, factory overhead, warehouse and freight costs, as a percentage of net sales.

•Consolidated income from operations of $132.2 million decreased 8.9% from $145.0 million. The decrease was primarily due to lower gross profits noted above and higher operating expenses including: personnel costs resulting from the increase in the number of employees supporting production, engineering and sales activities and professional fees, partially offset by lower incentive compensation. Consolidated operating margin decreased to 22.1% from 24.3%.
◦North America income from operations of $132.1 million decreased 7.9% from $143.4 million. The decrease was primarily due to a decrease in gross profits, as well as increased personnel costs and professional fees.
◦Europe income from operations of $12.1 million decreased 13.1% from $14.0 million, primarily due to decrease in gross profits, as well as higher personnel costs, partially offset by lower integration expenses.

•Net income of $97.8 million, or $2.31 per diluted share of the Company's common stock, decreased 8.7% compared to net income of $107.2 million, or $2.50 per diluted share.

•Adjusted EBITDA1 of $152.6 million decreased 7.8% compared to $165.6 million.

•Cash flow provided by operating activities decreased approximately $78.2 million from $197.2 million to $119.0 million, due primarily to increases in working capital.

•Cash flow used in investing activities increased approximately $49.1 million from $48.0 million to $97.1 million. Capital expenditures were approximately $79.6 million compared to $37.9 million.

1 Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to U.S. GAAP ("GAAP") net income see the schedule titled "Reconciliation of Net Income to Adjusted EBITDA."

Management Commentary

“Our net sales of $597.0 million were in-line with the prior year quarter in a continued challenging housing market in both the U.S. and Europe,” commented Mike Olosky, President and Chief Executive Officer of Simpson Manufacturing Co., Inc. “In North America, both volumes and sales dollars were relatively flat year-over-year with pockets of strength in our OEM, component manufacturer and commercial end markets which were offset by weakness in national retail. In Europe, sales increased modestly year-over-year despite the difficult operating environment driven by our solutions-based selling approach that continues to fuel new customer wins and product applications. We look forward to benefiting from the attainment of defensive synergies in 2024 to drive increased profitability in Europe over time.”

Mr. Olosky continued, “While we remain optimistic in the longer-term growth prospects of the housing market, our expectation for modest growth this year has been extended out into 2025 where we expect mid-single digit growth in U.S. housing starts. For 2024, we expect U.S. housing starts to be flat to slightly down and European housing starts to be below prior year. While our strong gross margins continue to fuel our organic growth initiatives, we will monitor the market and control costs accordingly, as was evident during the second quarter. We remain optimistic that execution against our growth strategy will enable us to continue outperforming the U.S. housing market on an annual basis.”

Corporate Developments

The Company repurchased 283,273 shares of common stock in the open market at an average price of $176.51 per share, for a total of $50.0 million. As of June 30, 2024, approximately $50.0 million remained available for share repurchase through December 31, 2024 under the Company’s previously announced $100.0 million share repurchase authorization.

During the second quarter, the Company completed the acquisition of Calculated Structured Designs (“CSD”), Inc., a software development company providing solutions for the engineered wood, engineering, design and building industries in North America, Australia, and the U.K. The terms of the transaction were not disclosed.

Business Outlook

The Company has updated its 2024 financial outlook based on two quarters of financial information to reflect its latest expectations regarding demand trends, raw material costs and operating expenses. Based on business trends and conditions as of today, July 22, 2024, the Company's outlook for the full fiscal year ending December 31, 2024 is as follows:

•Operating margin is estimated to be in the range of 20.0% to 21.0%.
•The effective tax rate is estimated to be in the range of 24.5% to 25.5%, including both federal and state income tax rates as well as international income tax rates, and assuming no tax law changes are enacted.

•Capital expenditures are estimated to be in the range of $180.0 million to $190.0 million, which includes $90.0 million to $100.0 million for the Columbus, Ohio facility expansion and the new Gallatin,Tennessee fastener facility construction with the remaining spend carrying over into 2025.

Conference Call Details

Investors, analysts and other interested parties are invited to join the Company’s second quarter 2024 financial results conference call on Monday, July 22, 2024, at 5:00 pm Eastern Time (2:00 pm Pacific Time). To participate, callers may dial (877) 407-0792 (U.S. and Canada) or (201) 689-8263 (International) approximately 10 minutes prior to the start time. The call will be webcast simultaneously and can be accessed through https://viavid.webcasts.com/starthere.jsp?ei=1677484&tp_key=9ca7c4c9d3 or a link on the Company’s website at https://ir.simpsonmfg.com/home/default.aspx. For those unable to participate during the live broadcast, a replay of the call will also be available beginning that same day at 8:00 p.m. Eastern Time until 11:59 p.m. Eastern Time on Monday, August 5, 2024 by dialing (844) 512–2921 (U.S. and Canada) or (412) 317–6671 (International) and entering the conference ID: 13747339. The webcast will remain posted on the Investor Relations section of Simpson's website at ir.simpsonmfg.com for 90 days.

A copy of this earnings release will be available prior to the call, accessible through the Investor Relations section of the Company's website at ir.simpsonmfg.com.

About Simpson Manufacturing Co., Inc.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood construction products, including connectors, truss plates, fastening systems, fasteners and shearwalls, and concrete construction products, including adhesives, specialty chemicals, mechanical anchors, powder actuated tools and reinforcing carbon & glass fiber materials. The Company primarily supplies its building product solutions to both the residential and commercial markets in North America and Europe. The Company's common stock trades on the New York Stock Exchange under the symbol "SSD."

Copies of Simpson Manufacturing's Annual Report to Stockholders and its proxy statements and other SEC filings, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, are made available free of charge on the company's website on the same day they are filed with the SEC. To view these filings, visit the Investor Relations section of the Company's website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "outlook," "target," "continue," "predict," "project," "change," "result," "future," "will," "could," "can," "may," "likely," "potentially," or similar expressions. Forward-looking statements are all statements other than those of historical fact and include, but are not limited to, statements about future financial and operating results, our plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales and market growth, comparable sales, earnings and performance, stockholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, our ongoing integration of ETANCO, our strategic initiatives, including the impact of these initiatives on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing.

Forward-looking statements are subject to inherent uncertainties, risks and other factors that are difficult to predict and could cause our actual results to vary in material respects from what we have expressed or implied by these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed in or implied by our forward-looking statements include the effect of global pandemics such as the COVID-19 pandemic and other widespread public health crisis and their effects on the global economy, the effects of inflation and labor and supply shortages, on our operations, the operations of our customers, suppliers and business partners, and our ongoing integration of ETANCO, as well as those discussed in the "Risk Factors" and " Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC.

We caution that you should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Readers are urged to carefully review and consider the various disclosures made in our reports filed with the SEC that advise of the risks and factors that may affect our business, results of operations and financial condition.

Non-GAAP Financial Measures

This press release includes certain financial information, not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Since not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. The Company uses Adjusted EBITDA as an additional financial measure in evaluating the ongoing operating performance of its business. The Company believes adjusted EBITDA allows it to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. See the Non-GAAP Reconciliation of Non-GAAP Financial Measures.

The Company defines adjusted EBITDA as net income (loss) before income taxes, adjusted to exclude depreciation and amortization, integration, acquisition and restructuring costs, goodwill impairment, gain on bargain purchase, net loss or gain on disposal of assets, interest income or expense, and foreign exchange and other expense (income).

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$596,978	$597,580	$1,127,557	$1,132,010
Cost of sales	318,431	310,114	604,456	591,669
Gross profit	278,547	287,466	523,101	540,341
Research and development and engineering expense	22,708	21,538	44,626	42,284
Selling expense	55,918	50,438	110,417	99,106
General and administrative expense	66,383	68,767	136,577	132,474
Total operating expenses	145,009	140,743	291,620	273,864
Acquisition and integration related costs	1,590	1,859	3,636	3,301
Gain on disposal of assets	(238)	(157)	(436)	(207)
Income from operations	132,186	145,021	228,281	263,383
Interest income (expense), net and other	2,092	(705)	2,443	(1,274)
Other & foreign exchange gain (loss), net	(1,588)	357	381	(42)
Income before taxes	132,690	144,673	231,105	262,067
Provision for income taxes	34,859	37,462	57,847	66,903
Net income	$97,831	$107,211	$173,258	$195,164
Earnings per common share:
Basic	$2.32	$2.51	$4.09	$4.58
Diluted	$2.31	$2.50	$4.07	$4.55
Weighted average shares outstanding:
Basic	42,251	42,669	42,319	42,640
Diluted	42,418	42,813	42,534	42,857
Cash dividend declared per common share	$0.28	$0.27	$0.55	$0.53
Other data:
Depreciation and amortization	$19,370	$18,680	$38,559	$36,045
Pre-tax equity-based compensation expense	$5,081	$6,535	$10,427	$11,164

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Condensed Consolidated Balance Sheets
(In thousands)

	June 30,		December 31,
	2024	2023	2023
Cash and cash equivalents	$354,851	$407,982	$429,822
Trade accounts receivable, net	377,584	387,917	283,975
Inventories	533,625	523,561	551,575
Other current assets	65,016	53,344	47,069
Total current assets	1,331,076	1,372,804	1,312,441
Property, plant and equipment, net	459,297	375,240	418,612
Operating lease right-of-use assets	84,305	63,358	68,792
Goodwill	497,990	495,065	502,550
Intangible assets, net	352,496	369,649	365,339
Other noncurrent assets	48,197	43,233	36,990
Total assets	$2,773,361	$2,719,349	$2,704,724
Trade accounts payable	$104,670	$97,847	$107,524
Long-term debt, current portion	22,500	22,500	22,500
Accrued liabilities and other current liabilities	233,155	276,601	231,233
Total current liabilities	360,325	396,948	361,257
Operating lease liabilities, net of current portion	69,223	51,560	55,324
Long-term debt, net of current portion and issuance costs	448,171	544,309	458,791
Deferred income tax	93,098	104,113	98,170
Other long-term liabilities	37,743	38,808	51,436
Stockholders' equity	1,764,801	1,583,611	1,679,746
Total liabilities and stockholders' equity	$2,773,361	$2,719,349	$2,704,724

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Segment and Product Group Information
(In thousands)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2024	2023	change*	2024	2023	change*
Net Sales by Reporting Segment
North America	$463,022	$465,467	(0.5)%	$869,771	$871,797	(0.2)%
Percentage of total net sales	77.6%	77.9%		77.1%	77.0%
Europe	129,877	127,817	1.6%	249,814	252,031	(0.9)%
Percentage of total net sales	21.8%	21.4%		22.2%	22.3%
Asia/Pacific	4,079	4,296	(5.1)%	7,971	8,182	(2.6)%
	$596,978	$597,580	(0.1)%	$1,127,556	$1,132,010	(0.4)%
Net Sales by Product Group**
Wood Construction	$507,082	$515,378	(1.6)%	$956,593	$970,137	(1.4)%
Percentage of total net sales	84.9%	86.2%		84.8%	85.7%
Concrete Construction	86,447	81,319	6.3%	165,177	157,990	4.5%
Percentage of total net sales	14.5%	13.6%		14.6%	14.0%
Other	3,449	883	N/M	5,786	3,883	49.0%
	$596,978	$597,580	(0.1)%	$1,127,556	$1,132,010	(0.4)%
Gross Profit (Loss) by Reporting Segment
North America	$231,581	$238,245	(2.8)%	$432,117	$443,767	(2.6)%
North America gross margin	50.0%	51.2%		49.7%	50.9%
Europe	45,949	47,819	(3.9)%	89,762	94,423	(4.9)%
Europe gross margin	35.4%	37.4%		35.9%	37.5%
Asia/Pacific	1,486	1,820	N/M	2,161	2,744	N/M
Administrative and all other	(469)	(418)	N/M	(938)	(593)	N/M
	$278,547	$287,466	(3.1)%	$523,102	$540,341	(3.2)%
Income (Loss) from Operations
North America	$132,055	$143,430	(7.9)%	$230,960	$257,823	(10.4)%
North America operating margin	28.5%	30.8%		26.6%	29.6%
Europe	12,145	13,974	(13.1)%	20,402	27,444	(25.7)%
Europe operating margin	9.4%	10.9%		8.2%	10.9%
Asia/Pacific	(302)	379	N/M	(877)	241	N/M
Administrative and all other	(11,712)	(12,762)	N/M	(22,204)	(22,125)	N/M
	$132,186	$145,021	(8.9)%	$228,281	$263,383	(13.3)%

*	Unfavorable percentage changes are presented in parentheses, if any.
**	The Company manages its business by geographic segment but presents sales by product group as additional information.
N/M	Statistic is not material or not meaningful.

Simpson Manufacturing Co., Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands) (Unaudited)
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three Months Ended June 30,
	2024	2023
Net Income	$97,831	$107,211

Provision for income taxes	34,859	37,462
Interest (income) expense, net and other financing costs	(2,092)	705
Depreciation and amortization	19,370	18,680
Other*	2,603	1,492
Adjusted EBITDA	$152,571	$165,550

*Other: Includes acquisition integration and restructuring related expenses, other & foreign exchange loss net, and net loss or gain on disposal of assets.

CONTACT:
Addo Investor Relations
investor.relations@strongtie.com
(310) 829-5400